UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2021 (April 29, 2021)

QDM International Inc.

(Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 715, 7F, The Place Tower C, No. 150 Zunyi Road Changning District, Shanghai, China	200051
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  +86 (21) 22183083

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 29, 2021, QDM International Inc. (the “Company”) consummated an initial closing of a “best efforts” self-underwritten public offering of its common stock, par value $0.0001 per share (the “Offering”), in which the Company issued and sold an aggregate of 501,250 shares (the “Shares”) of its common stock at a price of $0.40 per share to certain investors, generating gross proceeds to the Company of $200,500. The material terms of the Offering are described in the prospectus, dated April 13, 2021, filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 14, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-252967), originally filed with the Commission on February 10, 2021 (as amended, the “Registration Statement”), which was declared effective by the Commission on April 13, 2021.

In connection with the sale of the Shares, on April 15, 2021, the Company entered into securities purchase agreements with the investors in substantially the form filed as Exhibit 10.4 to the Registration Statement. Additional closings of the Offering may be held from time to time until July 13, 2021.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares nor shall there be any sale of such shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2021	QDM INTERNATIONAL INC.

	By:	/s/ Huihe Zheng
		Name:	Huihe Zheng
		Title:	President and Chief Executive Officer

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